UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 7, 2009

Matrix Service Company

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-15461	73-1352174
(Commission File Number)	(IRS Employer Identification No.)

5100 E Skelly Dr., Suite 700, TULSA, OK	74135
(Address of Principal Executive Offices)	(Zip Code)

918-838-8822

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 9, 2009, Matrix Service Company (the “Company”) issued a press release announcing its financial results for the third quarter and first nine months of the fiscal year ending May 31, 2009. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 and Exhibit 99.1 attached hereto is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 7, 2009, the Company’s Board of Directors approved amendments to the Company’s Bylaws. These amendments were effective immediately. Previously, Article IX of the Bylaws provided simply that the Company’s officers and directors shall be indemnified to the fullest extent provided by law in connection with any proceeding arising out of or in connection with their service to the Company or to another company at the Company’s request and did not explicitly provide for advancement of expenses. Amended Article IX of the Bylaws replaces the previous Article IX and includes provisions regarding indemnification and advancement of expenses. The new Bylaw provision continues to provide that the Company shall indemnify its officers and directors to the full extent it shall have power under applicable law to do so and in a manner permitted by applicable law. The new Bylaw provision regarding the advancement of expenses provides that the Company shall pay the expenses of officers and directors, including attorneys’ fees, incurred by such persons in defending any proceeding in advance of its final disposition upon a receipt of a written agreement of such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision that such person is not entitled to indemnification for such expenses under Article IX or otherwise. The new Bylaw provision also permits but does not require indemnification and advancement of expenses with respect to non-officer employees and agents of the Company.

The amended Bylaws provide for indemnification for directors, officers, employees and agents of the Company only upon a determination that the director, officer, employee or agent is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the Bylaws and Section 145 of the Delaware General Corporation Law.

The amended Bylaws further provide that the rights to indemnification and advancement of expenses are not exclusive of any other rights, survive termination of service and inure to the benefit of heirs. In addition, the amended Bylaws provide that the rights to indemnification and advancement of expenses conferred upon directors and officers are contract rights, and any future amendment or repeal of the indemnification provisions in the Bylaws is prospective only.

The foregoing summary of the Bylaw amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Bylaws, as amended and restated April 7, 2009, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit No.	Description
3	Amended and Restated Bylaws (as amended and restated April 7, 2009).

99	Press Release dated April 9, 2009, announcing financial results for the third quarter and the first nine months of the fiscal year ending May 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: April 9, 2009	By:	/s/ Kevin S. Cavanah
Kevin S. Cavanah
Vice President – Accounting & Financial Reporting and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
3	Amended and Restated Bylaws (as amended and restated April 7, 2009).

99	Press Release dated April 9, 2009, announcing financial results for the third quarter and the first nine months of the fiscal year ending May 31, 2009.

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